Exhibit 99.1

P R E S S   R E L E A S E

Press Release #02018

FOR IMMEDIATE RELEASE

Ray Link VP Finance & Admin., CFO TriQuint Semiconductor Inc. Tel: (503) 615-9435 Fax: (503) 615-8904 rlink@tqs.com	Heidi Flannery Investor Relations Counsel Fi.Comm Tel: (503) 203-8808 Fax: (503) 203-6833 heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR INC. ANNOUNCES REDUCTION IN FORCE

HILLSBORO, ORE., August 28, 2002—TriQuint Semiconductor, Inc., (Nasdaq: TQNT), today announced a reduction of 7% of its worldwide workforce.  This affected about 15% of the 465 employees in Hillsboro, Oregon, where the company recently upgraded from 4-inch to 6-inch wafers.  This also affected about 10% of the 425 employees in Richardson, Texas, where the company recently consolidated its Texas manufacturing facilities.  TriQuint has approximately 1,600 employees worldwide.  The Company expects to take a charge of approximately $0.01 per diluted share for severance related benefits for these workers in the 3rd quarter of 2002.

“This is a difficult but necessary action impacting a loyal and hard working team of employees.  However, with the continued impact of slow telecommunications spending, we are adjusting our workforce at these locations to better match capacity with demand,” said Ralph Quinsey, President and CEO.  “Our SAW filter business at Sawtek, located in Orlando, Florida, and Costa Rica, continues at record production and no reductions in force are planned for these locations.”

Conference Call:

TriQuint will host a monthly update conference call this afternoon at 2:00 p.m. PDT.  The call can be heard via webcast accessed through the Investor Relations section of TriQuint’s web site at www.triquint.com, or through www.vcall.com.  The conference call will include a slide presentation that can be accessed at the “Investors” section of the TriQuint web site under “Events” and “August 28 Management Presentation.”

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About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance components for communications applications. The company strives for diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense with a specific focus on RF, analog and mixed signal applications. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, a production plant in Costa Rica, and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are certified to the ISO9001 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at (503) 615-9000 (fax (503) 615-8900).  Visit the TriQuint web-site at http://www.tqs.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of the Company’s anticipated revenue, product mix, operating results and severance related charges involve risks and uncertainties. A number of factors affect TriQuint’s operating results and could cause the Company’s actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to its respective markets, the demand for semiconductors for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and performance of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations.  Results could differ materially based on various factors, including the Company’s performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.  These reports can also be accessed at the SEC web site, www.sec.gov.

The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “believes,” “expects,” “plans,” “projects,” “intends,” “estimates,” “anticipates,” or similar terms are considered to contain uncertainty and are forward-looking statements.  A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.  We do not assume the obligation to update any forward-looking statements.

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